Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2023, with respect to the financial statements and financial highlights of Mutual of America Investment Corporation, comprising the Equity Index Fund, All America Fund, Small Cap Value Fund, Small Cap Growth Fund, Small Cap Equity Index Fund, Mid Cap Value Fund, Mid-Cap Equity Index Fund, Composite Fund, International Fund, Catholic Values Index Fund, Retirement Income Fund, 2015 Retirement Fund, 2020 Retirement Fund, 2025 Retirement Fund, 2030 Retirement Fund, 2035 Retirement Fund, 2040 Retirement Fund, 2045 Retirement Fund, 2050 Retirement Fund, 2055 Retirement Fund, 2060 Retirement Fund, 2065 Retirement Fund, Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Mid-Term Bond Fund, and Bond Fund (collectively, the “Funds”), incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Securities Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 25, 2023